UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2023

NightHawk Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35994	26-2844103
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	NHWK	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

NightHawk Biosciences, Inc. (the “Company”) is filing this Current Report on Form 8-K/A in order to correct an error in the Current Report on Form 8-K filed on September 19, 2023 (“the “Original Report”). The Original Report referenced that it was filed under Item 5.02 and this amendment corrects the Original Report to state that it is filed under Item 2.05 Costs Associated With Exit or Disposal Activities.

Item 2.05  Costs Associated With Exit or Disposal Activities.

On September 18, 2023, the Board of Directors of NightHawk Biosciences, Inc. (the “Company”) approved a refocus and restructuring plan (the “Plan”) to shed its non-core assets and reduce its operating costs in order to refocus its efforts and resources on Scorpius Biomanufacturing, Inc., its revenue generating contract development and manufacturing organization (“CDMO”). The goal of this reduction is to direct the Company’s resources towards developing its CDMO business, which it believes will represent its best opportunity for success. Pursuant to the Plan, on September 18, 2023, the Company implemented a workforce reduction of approximately 13 employees engaged in the Company’s research and development efforts, or 14% of the current Company workforce and substantially reduced its associated research and development efforts.  The Company expects to substantially complete the employee reduction immediately and estimates that it will incur a total of approximately $0.2 million to $0.3 million in charges in connection with the workforce reduction, all of which is expected to be incurred in the third quarter of 2023.  These charges consist primarily of cash severance, employee medical benefits, and continuation of salaries and benefits over a 6-week period, in connection with an employee reduction.  The Plan is expected to save approximately $1.8 million in compensation annually.

The estimates of the charges and expenditures that the Company expects to incur in connection with the workforce reduction, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. The Company may also incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur.

This Item 2.05 contains "forward-looking" statements and estimates, including anticipated cost reductions and estimated restructuring costs. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including whether anticipated cost reductions will be achieved and other risks detailed in the “Risk Factors” section of our most recent periodic report filed with the SEC. These statements represent our estimates and assumptions only as of the date of this Current Report. We do not undertake any obligation to update publicly any such forward-looking statements, even if new information becomes available.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2023	NIGHTHAWK BIOSCIENCES, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and
Chief Executive Officer